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                                    EXHIBIT 5



                           AXELROD, SMITH & KIRSHBAUM
                   An Association of Professional Corporations
                                ATTORNEYS AT LAW
                         5300 Memorial Drive, Suite 700
                            Houston, Texas 77007-8292
                            Telephone (713) 861-1996
                            Facsimile (713) 552-0202


                                  May 31, 2000

Mr. David A. Packer, President
Computerized Thermal Imaging, Inc.
476 Heritage Park Boulevard, Suite 210
Layton, Utah 84041

Dear Mr. Packer:

         As counsel for Computerized Thermal Imaging, Inc., a Nevada corporation (the "Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form SB-2 , SEC File Number 333-47237, ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the registration of the issuance of up to 7,443,948 shares of common stock, par value $.001 per share (the "Common Stock").

         We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified. Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

     2. The shares of Common Stock issued are validly authorized, issued and are fully paid and nonassessable.

     3. The shares of Common Stock to be issued underlying warrants are validly authorized and, when issued and delivered in accordance with the terms of the options and warrants, will be validly issued, fully paid and nonassessable.

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We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference in the Registration Statement to Axelrod, Smith, & Kirshbaum under the heading "Exhibits-Opinion."

                                          Very truly yours,


                                          /s/Axelrod, Smith & Kirshbaum
                                          --------------------------------
                                          Axelrod, Smith & Kirshbaum